Exhibit 10.20

April 25, 2003



Dear: <<NAME>>

Reference:  Grant of Non-Qualified Stock Options

This will confirm the terms and conditions of an option grant being made to you pursuant to the Company's 1998 Long Term Incentive and Share Award Plan (the "Plan"), a copy of which is attached hereto and made a part hereof.

         1. On <<DATE OF GRANT>>, the Company granted to you an Option, as a non-qualified stock option, to purchase from the Company up to a total of shares of the Company's $1.00 par value Common Stock (the "Common Stock") at a price of
<<GRANT PRICE>> for each share purchased pursuant to this Option, such exercise price being the closing price of the Common Stock on the New York Stock Exchange on the date of grant, as reported in The Wall Street Journal.
                The Option and the number of shares and price per share are subject to adjustments as provided in the Plan. In any adjustments of the number of shares of Common Stock, fractional shares shall be omitted from the shares covered by this Option. Any adjustment of the price per share shall be computed at the next higher cent.

2. (a) This Option shall have a term of ten years from the date of grant, and shall vest and may be exercised with respect to 25% of the options granted hereby as of the first anniversary of the date of grant of this Option and each additional 25% of the options covered hereby on the second, third and fourth anniversaries, respectively, of the date of grant of this Option, and in each case during the remaining term of this Option; provided, however, that in the event you attain age 64 while employed by the Company or a parent or subsidiary of the Company, the entire remaining number of shares with respect to which this Option then remains unexercised shall become exercisable during the remaining term of this Option effective as of the later of (i) your attainment of age 64 or (ii) the date which is six (6) months after the date of grant. In no event shall this Option be exercisable after ten years from the date of this Agreement.

                (b) Except as provided in Section 3(b), 3(c), 3(d), 3(e), 3(f) or 3(g) hereof, this Option may be exercised (i) only if you are, at all times during the period beginning with the date hereof and ending on the day three months before the date of exercise, an employee of either the Company, or a parent or subsidiary of the Company, or of another corporation referred to in
Section 422(a)(2) of the Internal Revenue Code of 1986, as amended from time to time (the "Code") and (ii) only with respect to shares exercisable during such period of employment. The terms "parent" and "subsidiary" as used herein shall have the meanings assigned to them by Section 425 of the Code.

                (c) This Option may be exercised, with respect to shares as to which the right to exercise has matured as herein provided in whole at any time or in part from time to time, but not with respect to less than 25 shares in each exercise or such lesser number with respect to which this Option remains unexercised.

                (d) This Option may be exercised by sending to the Company a notice in writing, stating the number of shares being purchased hereunder and transmitting with such notice a check in the appropriate amount of the number of shares purchased.

                (e) Anything herein to the contrary notwithstanding, this Option shall become full exercisable in the event of a Change of Control (as defined in Section 7(b) of the Plan as in effect on the date of grant of this Option).

         3. (a) This Option is subject to all the terms, conditions, limitations and restrictions contained in the Plan and may not be exercised, assigned or transferred, in whole or in part, except as therein provided. Specifically, but not by way of limitation, this Option is not transferable by you otherwise than by will or the laws of descent and distribution and is exercisable during your lifetime only by you.

                (b) In the event you should die while employed by the Company, or a parent or subsidiary of the Company, such person who shall have acquired, by will or by the laws of descent and distribution, the right to exercise this Option may exercise this Option with respect to all shares covered hereby at any time prior to the expiration of the term of this Option, or prior to the first anniversary of your death, whichever date is earlier.

                (c) In the event you should die after termination of your employment with the Company or a parent or subsidiary of the Company, but at a time when you are still eligible to exercise all or any portion of this Option, such person as shall have acquired, by will or by the laws of descent and distribution, the right to exercise this Option may exercise this Option at any time prior to the expiration of the term of this Option, or prior to the first anniversary of your death, whichever date is earlier, but only with respect to shares that became exercisable during your period of employment.

                (d) In the event that you become disabled (within the meaning of Section 22(e) (3) of the Code) while employed by the Company, or a parent or subsidiary of the Company, you may exercise this Option at any time prior to the expiration of the term of this Option, or prior to the first anniversary of your becoming disabled, whichever date is earlier, but only with respect to shares that became exercisable during your period of employment.

                (e) In the event that you retire from the Company, or a parent or subsidiary of the Company, (i) pursuant to a tax-qualified pension or retirement plan of the Company, or a parent or subsidiary of the Company, or
(ii) after you have been employed by the Company, and/or a parent or subsidiary of the Company, for not less than ten (10) years and have attained age 55, this Option will become fully vested and you may exercise this Option at any time prior to the expiration of the term of this Option, (provided, however, that this option shall be treated as a non-qualified stock option rather than an incentive stock option if it is exercised by you more than three months after your retirement).

(f) In the event that your employment is terminated without "cause" (as defined below) by the Company or a parent or subsidiary of the Company, or with the written consent of the Company or a parent or subsidiary of the Company, you may exercise this Option at any time prior to the expiration of the term of this Option, or prior to the first anniversary of your termination of employment, whichever date is earlier, but only with respect to shares that became exercisable during your period of employment (provided, however, that this option shall be treated as a non-qualified stock option rather than an incentive stock option if it is exercised by you more than three months after your termination of employment). For this purpose, "cause" shall mean any of the following: (i) any act of gross negligence by you which results in material injury to the Company or a parent or subsidiary of the Company, (ii) any willful engagement by you in conduct which involves dishonesty, fraud or moral turpitude, (iii) your conviction of a felony or any crime involving moral turpitude, or (iv) any willful engagement by you in illegal or improper conduct which results in material injury to the Company or a parent or subsidiary of the Company or material personal enrichment to you at the expense of the Company or a parent or subsidiary of the Company.

(g) In the event that your employment is terminated for "cause" (as defined in Section 3(f) above) by the Company or a parent or subsidiary of the Company, this Option shall terminate immediately upon such termination of employment, and in no event shall you have any rights under this Option following such termination of employment.

         4. (a) Subject to the provisions of the Plan, the Company shall issue certificates for stock purchased pursuant to this Option within a reasonable time after notice of exercise of this Option and payment of the option price. Each share of stock shall be fully paid and non-assessable.

                (b) You shall not have any rights of a record holder with respect to such shares until such certificates are actually paid for and issued to you.

                (c) You shall assume all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the market value of any shares issued to you upon the exercise of this Option in whole or in part.

         5. Nothing herein contained shall obligate the Company or any subsidiary of the Company to continue your employment for any particular period or on any particular basis of compensation, or constitute a request to postpone your retirement date.


                            Very truly yours,


                            Chairman, President and Chief Executive Officer THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.